Exhibit 99.1

FOR RELEASE: CONTACT:	NEW HARTFORD, NY, January 2, 2025 Christopher R. Byrnes (315) 743-8376 chris_byrnes@partech.com, www.partech.com

PAR Technology Corporation Acquires DelagetTM
Expanding its Restaurant Analytics and Back-Office Capabilities

New Hartford, NY — January 2, 2025—PAR Technology Corporation (NYSE: PAR) (“PAR Technology” or “PAR”), a global foodservice technology company, today announced its acquisition of Delaget, LLC ("Delaget”), a leading provider of restaurant analytics and business intelligence solutions. The transaction closed on December 31, 2024.

Founded in 2001, Delaget serves over 30,000 locations, with 125+ brands among its customers (including 40 of the top 50 North America-based restaurant concepts). Delaget’s comprehensive platform delivers data analytics, loss prevention, and operational insights that help restaurant operators streamline operations and improve profitability.

Savneet Singh, PAR Technology’s Chief Executive Officer and President commented, “The acquisition of Delaget marks another strategic milestone in PAR’s mission to build the industry’s most comprehensive food service platform. Delaget’s analytics capabilities perfectly complement our Operator Cloud solution, while offering immediate value to our customers through enhanced back-office capabilities, delivery operations, and data-driven insights. Our combination will help restaurant operators make better decisions, reduce costs, and drive operational excellence all in real-time. Access to the Delaget product suite will accelerate development timeframes of the PAR Data Platform, a major initiative that unites data across a restaurant’s tech stack to provide unparalleled guest and operational insights.”

“Joining forces with PAR Technology represents an exciting new chapter for Delaget’s customers and employees,” said Jason Tober, Chief Executive Officer of Delaget. He added. “Our shared vision for transforming restaurant operations through data insights, combined with PAR Technology’s scale and industry leadership, will allow us to deliver even greater outcomes to our customers. As part of PAR Technology, we will bring our platform and solutions to even more businesses across the globe and provide an open integration platform that best serves top restaurant operators and brands.”

Transaction Details
Under the terms of the definitive agreement, PAR acquired 100% of the outstanding equity interests of Delaget in consideration for PAR’s payment of $132.0 million (subject to adjustment for any cash, indebtedness, and net working capital), which was principally paid in shares of PAR common stock. Additional information about the acquisition is available in PAR’s Current Report on Form 8-K filed with the Securities and Exchange Commission today, January 2, 2025.

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature, but rather are predictive of PAR Technology’s future operations, financial condition, financial results, business strategies and prospects. Forward-looking statements are generally identified by words such as “anticipate”, “believe,” “belief,” “continue,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “should,” “will,” “would,” “will likely result,” and similar expressions. Forward-looking statements are based on management’s current expectations and assumptions that are subject to a variety of risks and uncertainties, many of which are beyond PAR Technology’s control, which could cause PAR Technology’s actual results to differ materially from those expressed in or implied by forward-looking statements, including statements expressing optimism about future business, operational, and growth opportunities and product offerings. Risks and uncertainties that could cause or contribute to such differences include potential business uncertainties relating to PAR Technology’s acquisition of Delaget, including possible disruptions to PAR Technology’s business and operational relationships and its ability to achieve anticipated synergies; risks and uncertainties related to the cost, timing, and complexity of integration; as well as, but not exclusively, the risks and uncertainties discussed in PAR Technology’s Annual Report on Form 10-K for the year ended December 31, 2023 and its other filings with the Securities and Exchange Commission. Forward-looking statements contained in this press release are based solely on the information known to PAR Technology’s management and speak only as of the date of this press release. PAR Technology undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, except as may be required under applicable securities law.

About DelagetTM
Delaget has created a name for itself within the restaurant industry as the top innovator in restaurant data solutions and is recognized for its intuitive solutions, industry knowledge, and customer service and support. Delaget is trusted by 30,000+ restaurants and top brands, including Taco Bell, KFC, Pizza Hut, IHOP, Burger King, and more. For more information about Delaget’s award-winning restaurant reporting and analytics solutions, visit delaget.com or join us on LinkedIn.

About PAR Technology
For over four decades, PAR Technology Corporation (NYSE: PAR) has been at the forefront of technology innovation in foodservice, helping businesses create exceptional guest experiences and connections. Our comprehensive suite of software and hardware solutions, including point-of-sale, digital ordering, loyalty, back-office management, and payments, serves a diverse range of hospitality and retail clients across more than 110 countries. With our "Better Together" ethos, PAR continues to deliver unified solutions that drive customer engagement, efficiency, and growth, all to make it easier for our customers to manage their operations. To learn more, visit partech.com or connect with us on LinkedIn, X (formerly Twitter), Facebook, and Instagram.
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